Employment Agreement Addendum

For

Terry Hamilton

3/18/2010

This addendum is to reference increase in base compensation for Terry Hamilton as follows:

1-09 thru 8-09       Compensations was $10,500 per month

9-09 to current level    Compensation is $12,500 per month

Executed at 407 Sixth Street, Rochester, Michigan on 3/18/2010

Employer:

/s/ David Harrell

Employee:

/s/ Terry Hamilton